Schwartz Levitsky Feldman llp

CHARTERED ACCOUNTANTS

LICENSED PUBLIC ACCOUNTANTS

TORONTO • MONTREAL

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated July 24, 2008 on the financial statements of UOMO Media Inc., Formerly First Source Data Inc. (the “Company”) included in its Annual Report on Form 10-K being filed by the Company, for the fiscal year ended April 30, 2008.

“Schwartz Levitsky Feldman”

Toronto, Ontario, Canada

Chartered Accountants

August 13, 2008

Licensed Public Accountants

1167 Caledonia Road

Toronto, Ontario M6A 2X1

Tel:  416 785 5353

Fax:  416 785 5663